REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM



Shareholders and Board of Trustees
Northern Lights Fund Trust
80 Arkay Drive, Suite 110
Hauppauge, New York 11788


In planning and performing our audit of the financial statements of EAS Crow Point Alternatives Fund (the
"Fund"), a series of Northern Lights Fund Trust as of and for the year ended April 30, 2017, in accordance with the standards of the Public Company Accounting Oversight
Board (United States), we considered the Fund's internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting.
Accordingly, we express no such opinion.

The management of the Fund is responsible for
establishing and maintaining effective internal control
over financial reporting.   In fulfilling this responsibility,
estimates and judgments by management are required to
assess the expected benefits and related costs of controls.
A company's internal control over financial reporting is
a process designed to provide reasonable assurance
regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting
principles.   A company's internal control over financial
reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control over financial reporting may not prevent or detect
misstatements.   Also, projections of any evaluation of
effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting
exists when the design or operation of a control does not
allow management or employees, in the normal course of
performing their assigned functions, to prevent or detect
misstatements on a timely basis.   A material weakness is
a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Fund's annual or interim financial statements will not be prevented or detected on a timely basis.





Shareholders and Board of Trustees
Northern Lights Fund Trust
Page Two





Our consideration of the Fund's internal control over
financial reporting was for the limited purpose
described in the first paragraph and would not necessarily
disclose all deficiencies in internal control that might be
material weaknesses under standards established by the
Public Company Accounting Oversight Board (United
States).   However, we noted no deficiencies in the
Fund's internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be material weaknesses as defined above as of April 30, 2017.

This report is intended solely for the information and use of management, the Board of Trustees of the Northern
Lights Fund Trust and the Securities and Exchange
Commission, and is not intended to be and should not be used by anyone other than these specified parties.




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Philadelphia, Pennsylvania
June 29, 2017